Exhibit 1(d)(1)



                      J.P. Morgan & Co. Incorporated

                               $___,000,000

                           Medium-Term Notes,
                                Series A


                          Due from 9 months to
                                   30
                          Years from Date of Issue


                              DISTRIBUTION AGREEMENT


                                                       December  , 1995

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260

Dear Ladies and Gentlemen:

          J.P. Morgan & Co. Incorporated, a Delaware corporation
(the "Company"), confirms its agreement with you with respect to the issue and sale from time to time by the Company of its Medium-Term Notes, Series A due from 9 months to 30 years from date of issue (the "Securities") in an aggregate initial offering price of up to $________ (or the equivalent thereof in one or more foreign currencies or composite currencies)and agrees with you (the Agent", which term shall include any additional agents appointed pursuant to Section 13 hereof) as set forth in this Agreement.

          The Securities are to be issued pursuant to either (i) an indenture dated as of August 15, 1982 and all indentures supplemental thereto, including the First Supplemental Indenture dated as of May 5, 1986, the ( Senior Indenture ), between the Company and First Trust of New York, National Association, successor to Chemical Bank (formerly Manufacturers Hanover Trust
Company), as trustee; or (ii) an indenture dated as of March 1, 1993 (the Subordinated Indenture ), between the Company and
First Trust of New York, National Association, successor to Citibank, N.A., as trustee. The Senior Indenture and the Subordinated Indenture are referred to collectively herein as the Indentures or individually as the Indenture . All references herein to the Trustee shall mean the trustee under either the Senior Indenture or the Subordinated Indenture, as applicable.

          On the basis of the representations and warranties herein contained, but subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell Securities directly to investors (other than broker-dealers) on its own behalf, the Company hereby (i) appoints the Agent as the exclusive agent of the Company for the purpose of soliciting and receiving offers to purchase Securities from the Company by others pursuant to Section 2(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Securities directly to the Agent as principal, it will enter into a separate agreement (each such agreement a "Terms Agreement"), substantially in the form of Exhibit A hereto, relating to such sale in accordance with Section 2(b) hereof.

          The Company has prepared and filed a registration
statement on Form S-3 (No. 33-        ) in respect of the
Securities with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"). The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act supplements to the prospectus included in the Registration Statement that will describe certain terms of the Securities.
The Registration Statement, including the exhibits thereto, as amended to the Commencement Date (as hereinafter defined) is hereinafter referred to as the "Registration Statement" and the prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus". The Basic Prospectus as supplemented by the prospectus supplement or supplements (each a "Prospectus Supplement") specifically relating to the Securities in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Securities Act is hereinafter referred to as the "Prospectus". Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of Prospectus (a "preliminary prospectus") previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a "Pricing Supplement"), shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

          1. Representations. The Company represents and warrants to, and agrees with, the Agent as of the Commencement
Date (as hereinafter defined), as of each date on which the Company accepts an offer to purchase Securities (including any purchase by the Agent as principal pursuant to a Terms Agreement or otherwise), as of each date the Company issues and sells Securities and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations and warranties shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date): (i) each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations thereunder, (ii) each part of the registration statement (including the documents incorporated by reference therein) filed with the Commission pursuant to the Securities Act relating to the Securities, when such part became effective, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each preliminary prospectus, if any, filed pursuant to Rule 424 under the Securities Act complied when so filed in all material respects thereunder, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities
Act and the applicable rules and regulations thereunder and (v) the Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the above representations and warranties do not apply to statements or omissions in the Registration Statement, any preliminary prospectus or the Prospectus based upon information furnished to the Company in writing by the Agent expressly for use therein.

     2.   Solicitations as Agent; Purchases as Principal.
(a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Agent hereby agrees (severally and not jointly, if pursuant to this Agreement, or pursuant to any other agreement or for any reason, more than one firm is considered to be an Agent hereunder) as agent of the Company, to use its reasonable efforts to solicit offers to purchase the Securities from the Company upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time.

          The Company reserves the right, in its sole discretion, to instruct the Agent to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase
Securities. Upon receipt of at least one business day's prior notice from the Company, the Agent will suspend solicitation of offers to purchase Securities from the Company until such time as the Company has advised the Agent that such solicitation may be resumed. If, for any reason, there is more than one Agent hereunder, the Company may suspend and/or advise that solicitation may be resumed with regard to any or all such Agents. During the period of time that such solicitation is suspended, the Company shall not be required to deliver any opinions, letters or certificates in accordance with Sections 4(f), 4(g) and 4(h); provided that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered for the Securities or for a change that the Agents deem to be immaterial), the Agent shall not be required to resume soliciting offers to purchase Securities until the Company has delivered such opinions, letters and certificates as the Agent may reasonably request.

          The Company agrees to pay the Agent, as consideration for the sale of each Security resulting from a solicitation made or an offer to purchase received by the Agent, a commission in the form of a discount from the purchase price of such Security in an amount not to exceed the following applicable percentage of the principal amount of such Security sold:


                                             Commission
                                           (percentage of
                                              aggregate
                                          principal amount
Range of Maturities                     of Securities sold)

From 9 months to less than 1 year.......          .125%
From 1 year to less than 18 months......          .150%
From 18 months to less than 2 years.....          .200%
From 2 years to less than 3 years.......          .250%
From 3 years to less than 4 years.......          .350%
From 4 years to less than 5 years.......          .450%
From 5 years to less than 6 years.......          .500%
From 6 years to less than 7 years.......          .550%
From 7 years to less than 10 years......          .600%
From 10 years to less than 15 years.....          .625%
From 15 years to less than 20 years.....          .700%
20 years to and including 30 years......          .750%


          The Agent is authorize to solicit offers to purchase
Securities only in the principal amount of $1,000 (or, in the case of Securities not denominated in U.S. dollars, the equivalent thereof in the applicable foreign currency or composite currency, rounded down to the nearest 1,000 units of such foreign currency or composite currency) or any amount in excess thereof which is an integral multiple of $1,000(or, in the case of Securities not denominated in U.S. dollars, 1,000 units of such foreign currency or composite currency). The Agent shall communicate to the Company, orally or in writing, each offer to purchase Securities received by the Agent as agent that in its judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase the Securities and may reject any such offer in whole or in part. The Agent shall have the right, in its sole discretion, to reject any offer to purchase Securities, as a whole or in part, that it considers to be unacceptable and any such rejection shall not be deemed a breach of its agreements herein contained. The procedural details relating to the issue and delivery of Securities sold by an Agent as agent and the payment therefor are set forth in the Administrative Procedures (as hereinafter defined).

          (b) Purchase as Principal. Each sale of Securities to the Agent as principal shall be made in accordance with the terms of this Agreement and (unless such Agent shall otherwise agree) a Terms Agreement which will provide for the sale of such Securities to, and the purchase thereof by, the Agent. A Terms Agreement will be substantially in the form of Exhibit A hereto but may take the form of an exchange of any standard form of written telecommunication between the Agent and the Company and may also specify certain provisions relating to the reoffering of such Securities by the Agent. The commitment of the Agent to purchase securities as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein and in the applicable Terms Agreement set forth. Each agreement by the Agent to purchase Securities as principal (pursuant to a Terms Agreement or otherwise) shall specify the principal amount of Securities to be purchased by such Agent pursuant thereto, the price to be paid to the Company for such Securities, the maturity date of such Securities, the interest rate or interest rate basis, if any, applicable to such Securities, any other terms of such Securities, the time and date and place of delivery of and payment for such Securities (the time and date of any and each such delivery and payment, the "Time of Delivery"), any provisions relating to rights of, and default by, underwriters acting together with the Agent in the reoffering of Securities, and shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to
Section 4 hereof. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Securities purchased by the Agent as principal and the payment therefore shall be as set forth in the Administrative Procedures.

          (c) Obligations Several. The Company acknowledges that, subject to the provisions of this Seciton 2, the Agent shall have complete discretion as to the manner in which it solicits purchasers for the Securities and as to the identity thereof. If for any reason there is more than one Agent hereunder, the Company acknowledges that the obligations of such agents are several and not joint.

          (d) Administrative Procedures. The Agent and the Company agree to perform their respective duties and obligations specifically provided to be performed in the Medium-Term Notes Administrative Procedures (the "Administrative Procedures") attached hereto as Exhibit B, as the same may be amended from time to time. The Administrative Procedures may be amended only by written agreement of the Company and the Agent.


          3. Commencement Date. The documents required to be delivered pursuant to Section 6 hereof on the Commencement Date (as defined below) shall be delivered to the Agent at the offices of J.P. Morgan & Co. Incorporated, 60 Wall Street, New York, New York, at 11:00 a.m., New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agent and the Company but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Securities is commenced or the first date on which the Company accepts an offer by the Agent to purchase Securities as principal (such time and date being referred to herein as the "Commencement Date").

          4. Covenants of the Company. The Company covenants and agrees with the Agent:

          (a) To furnish the Agent, without charge, a copy of the Registration Statement including exhibits and materials, if any, incorporated by reference therein and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Agent may reasonably request. The terms supplement and amendment or amend as used in this Agreement with respect to the Registration Statement, Prospectus or preliminary prospectus shall include all documents filed by the Company with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Exchange Act, which are deemed to be incorporated by reference in the Prospectus.

          (b)  Before amending or supplementing the Registration
     Statement or the Prospectus with respect to the Securities, to furnish the Agent a copy of each such proposed amendment or supplement.


          (c) If at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act, or in the opinion of counsel for the Agent the Prospectus is required by law to be delivered with respect thereto, any event shall occur as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith at its own expense, to amend or to supplement the Prospectus and to furnish such amendment or supplement to the Agent, so as to correct such statement or omission or effect such compliance.

          (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agent shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Agent may designate.

          (e) To make generally available to the Company's securityholders as soon as practicable an earnings statement covering a twelve month period beginning after the date of the Distribution Agreement which shall satisfy the provisions of Section 11(a) of the Securities
     Act and Rule 158 thereunder.

          (f) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Securities or for a change the Agent deem to be immaterial) and each time the Company sells Securities to the Agent as principal pursuant to a Terms Agreement or other agreement and such Terms Agreement or other agreement specifies the delivery of an opinion under this Section 4(f) as a condition to the purchase of Securities pursuant to such Terms Agreement or other agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a written opinion of Margaret M. Foran, Vice President, Assistant General Counsel and Assistant Secretary of the Company, or other counsel for the Company satisfactory to the Agent, dated the date of such amendment or supplement, or the related Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as the opinion referred to in Section 6(b) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such opinion, or, in lieu of such opinion, counsel last furnishing such an opinion, may furnish to the Agent a letter to the effect that the Agent may rely on the opinion of such counsel which was last furnished to the Agent to the same extent as though it were dated the date of such letter (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to date of delivery of such letter).

          (g) That (1) annually and (2) each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement or other agreement and such Terms Agreement or other agreement specifies the delivery of a letter under this Section 4(g) as a condition to the purchase of Securities pursuant to such Terms Agreement or other agreement, then in each such case the Company shall cause the independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registrations Statement forthwith to furnish the Agent a letter, dated the date of such amendment or supplement or the related Time of Delivery relating to such sale, as the case may be, in form satisfactory to the Agent, of the same tenor as the letter referred to in Section 6(d) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter with such changes as may be necessary to reflect such amended or supplemented financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented, provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date, as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matter made in the letter referred to in Section 6(d) hereof which was last furnished to such Agent.

          (h) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Securities or for a change the Agent deem to be immaterial), and each time the Company sells Securities to the Agent as principal and the applicable Terms Agreement or other agreement specifies the delivery of a certificate under this Section 4(h) as a condition to the purchase of Securities pursuant to such Terms Agreement or other agreement, the Company shall furnish or cause to be furnished forthwith to the Agent a certificate signed by an officer of the Company, dated the date of such amendment or supplement or the related Time of Delivery relating to such sale, as the case may be, in form satisfactory to the Agent, of the same tenor as the certificates referred to in Section 6(e) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of delivery of such certificate or to the effect that the statements contained in the certificate referred to in Section 6(e) hereof which was last furnished to the Agent are true and correct at such date as though made at an as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to such date).

          5. Costs and Expenses. The Company covenants and agrees with the Agent that the Company will, whether or not any sale of Securities is consummated, pay all costs and expenses incident to the performance of its obligations hereunder and under any applicable Terms Agreement, including without limiting the generality of the foregoing, all costs and expenses:
(i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Agent (or in connection with any Terms Agreement, the applicable Agent) may designate, (iv) in connection with the listing of the Securities on any stock exchange, (v) related to any filing with National Association of Securities Dealers, Inc., (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, any Blue Sky Memoranda and any Legal Investment Survey and the furnishing to the Agent and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided and (vii) payable to rating agencies in connection with the rating of the Securities.

          6. Conditions. The obligations of the Agent, as agent of the Company, at any time ("Solicitation Time") to solicit offers to purchase the Securities, the obligation of the Agent to purchase Securities as principal pursuant to any Terms Agreement or otherwise, and the obligation of any other purchaser to purchase Securities shall in each case be subject (1) to the condition that all representations and warranties of the Company herein and all statements of officer's of the Company made in any certificate furnished pursuant to the provisions hereof are true and correct (i) in the case of the Agent's obligation to solicit offers to purchase Securities, at and as of such Solicitation Time and (ii) in the case of the Agent's or any other purchaser's obligation to purchase Securities, at and as of the time the Company accepts the offer to purchase such Securities and, as the case may be, at and as of the related Time of Delivery or time of purchase; (2) to the condition that at or prior to such Solicitation Time, time of acceptance, Time of Delivery or time of purchase, as the case may be, the Company shall have complied with all its agreements and all conditions on its part to be performed or satisfied hereunder; and (3) to the following additional conditions when and as specified:

          (a) Prior to such Solicitation Time or corresponding Time of Delivery or time of purchase, as the case may be no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission and there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus.

           (b) On the Commencement Date, and in the case of a purchase of Securities by the Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, Margaret M. Foran, Vice President, Assistant General Counsel and Assistant Secretary of the Company, shall have furnished to the Agent her written opinion, dated the Commencement Date or Time of Delivery, as the case may be, in form and substance satisfactory to the Agent.

           (c) On the Commencement Date, and in the case of a purchase of Securities by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, Cravath, Swaine and Moore, counsel to the Agent, shall have furnished to the Agent such opinion or opinions, dated the Commencement Date or Time of Delivery, as the case may be, with respect to the validity of the Indenture, the Securities, the Registration Statement, the Prospectus as amended or supplemented and other related matters as the Agent may reasonably request, and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.


          (d) On the Commencement Date, and in the case of a purchase of Securities by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, the Company's independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus, as then amended or supplemented, shall have furnished to the Agent a letter, dated the Commencement Date or Time of Delivery, as the case may be, in form and substance satisfactory to the Agent, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information relating to the Company contained in or incorporated by reference in the Registration Statement and the Prospectus, as then amended or supplemented.

          (e) On the Commencement Date, and in the case of a purchase of Securities by the Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, the Agent shall have received a certificate or certificates signed by an officer of the Company, dated the Commencement Date or Time of Delivery, as the case may be, to the effect set forth in
     Section 6(a)above.

          (f) On the Commencement Date and at each Time of Delivery, the Company shall have furnished to the Agent such further certificates, information and documents as the Agent may reasonably request.

          (g) There shall not have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude and severity in its effect on the financial markets of the Untied States as, in the reasonable judgment of the Agent, to prevent or materially to impair the marketing, or enforcement of contracts for sale, of the Securities.

          (h)  Trading in securities generally on the New York
     Stock Exchange shall not have been suspended or materially limited.

          (i) A general moratorium on commercial banking activities in the State of New York shall not have been declared by either Federal or New York State authorities.


     7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to the Agent furnished to the Company in writing by such Agent expressly for use therein.

          (b) The Agent agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and
Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Agent, but only with reference to information relating to the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus. If for any reason there is more than one Agent hereunder, the Company acknowledges that such Agents agreement under this Section 7(b) is several and not joint.


           (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless
(i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons. Any such separate firm for the Agent and such control persons of the Agent shall be designated in writing by the Agent and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment.

          (d)  If the indemnification provided for in
paragraphs (a) or (b) this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to herein in connection with any offering of Securities, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified
Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the offering of the Securities or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other in connection with the offering of such Securities shall be deemed to be in the same respective proportion as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Agent in respect thereof bear to the aggregate offering price of such Securities. The relative fault of the Company on the one hand and of the Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged untrue statement of a material fact relates to information supplied by the Company on the one hand or by the Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an Indemnified
Person as a result of the losses, claims, damages and liabilities referred to above in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim.
Notwithstanding the provisions of this Section 7, in no event shall the Agent be required to contribute any amount in excess of the amount by which the total price at which the Securities referred to in Section 7(d) that were sold by or through the Agent exceeds the amount of any damages that the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. If for any reason there is more than one Agent hereunder, the obligation of each such Agent to contribute pursuant to this subsection 7(d) is several (in the proportion that the principal amount of the Securities the sale of which by or through such Agent gave rise to such losses, claims, damages or liabilities bears to the aggregate principal amount of the Securities the sale of which by or through any Agent gave rise to such losses, claims, damages or liabilities) and is not joint.

          (e) The indemnity and contribution agreements contained in this Section 7 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

          8. Termination. This Agreement may be terminated at any time by the Company or by the Agent, in each case upon the giving of written notice of such termination to each other party hereto. Any Terms Agreement shall be subject to termination in the absolute discretion of the Agent on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by the Agent to purchase Securities as principal (whether pursuant to a Terms Agreement or otherwise) and the termination of such an agreement shall not require termination of this Agreement. In the event this Agreement is terminated,(x) and in the event there is more than one Agent hereunder, this Agreement shall remain in full force and effect with respect to any Agent as to which such termination has not occurred,(y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued, agreed to be issued or the subject of a pending offer at the time of such termination and
(z) in any event, the provisions of the fourth paragraph of
Section 2(a), Section 2(c),4(c) and Sections 4(e), 5, 7, 9, 10, 12 and 15 shall survive; provided that if at the time of termination an offer to purchase Securities has been accepted by the Company but the time of delivery to the purchaser or its agent of such Securities has not yet occurred, the provisions of Sections 2(b), 2(d), 4(b) through 4(d), 4(f) through 4(h) and 6 shall also survive. If any Terms Agreement is terminated, the provisions of Section 4(c) and Sections 2(b), 2(d), 4(b), 4(d), 4(f) through 4(h), 5, 6, 7, 9, 10, 12 and 15 (which shall have been incorporated by reference in such Terms Agreement) shall survive.

          9. Position of the Agents. The Agent, in soliciting offers to purchase Securities from the Company and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Company and not as principal and does not assume any obligation towards or relationship of agency or trust with any purchaser of Securities. The Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company was solicited by the Agent and has been accepted by the Company, but the Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Company shall (i) hold the Agent harmless against any loss, claim, damage or liability arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

          10. Representations and Indemnities to Survive. The respective indemnities and contribution agreements, representation, warranties and other statements of the Company, its officers and the Agent set forth in or made pursuant to this Agreement or any agreement by the Agent to purchase Securities as principal shall remain in full force and effect regardless of any termination of this Agreement or any such agreement, any investigation made by the Agent or any controlling person of the Agent, or the Company, or any officer or director or any controlling person of the Company, and shall survive each delivery of and payment for any of the Securities.

          11. Notices. Except as otherwise specifically provided herein or in the Administrative Procedures, all statements, requests, notices and advices hereunder shall be in writing and effective only on receipt, and will be delivered by hand, by mail (postage prepaid), by telegram (charges prepaid) or by telex. Communications to the Agents will be sent, in the case of J.P. Morgan Securities Inc., to 60 Wall Street, New York, New York 10260 (Telex: RCA 232194) Attention: Medium-Term Note Department and, if sent to the Company, to it at 60 Wall Street, New York, New York, 10260 (Telex: ________); Attention:
_______________.

          12. Successors. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, the Agent and the Company, and their respective successors and the officers, directors and controlling persons referred to in Section 7 and (to the extent expressly provided in Section 6) the purchasers of Securities, and no other person shall acquire or have any right or obligation under or by virtue of this Agreement or any Terms Agreement.

          13. Amendments. This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Company and the Agent; provided that the Company may from time to time, on 7 days prior written notice to the Agents but without the consent of any Agent, amend this Agreement to add as a party hereto one or more additional firms registered under the Exchange Act, whereupon each such firm shall become an Agent hereunder on the same terms and conditions as the other Agents that are parties hereto. The Agent shall sign any amendment or supplement giving effect to the addition of any such firm as an Agent under this Agreement.

          14. Business Day. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term "business day" shall mean any day which is not a Saturday or Sunday or legal holiday or a day on which banks in New York City are required or authorized by law or executive order to close.

          15.  Applicable Law.  This Agreement and any Terms
Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

          16.  Counterparts.  This Agreement and any Terms
Agreement may be signed in counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

          17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

          If the foregoing is in accordance with your understanding, please sign and return to us ____ counterparts hereof, whereupon this letter and the acceptance by you thereof shall constitute a binding agreement between the Company and you in accordance with its terms.

                                   Very truly yours,

                                   J.P. Morgan & Co. Incorporated

                                   By: __________________________



Accepted in New York, New York,
as of the date first above written:

J.P. Morgan Securities Inc.

By: ________________________
     Name:
     Title:



                                                  Exhibit A






                        J.P. Morgan & Co. Incorporated

                          MEDIUM TERM NOTES, SERIES A

                                TERMS AGREEMENT

                                                 ____________, 19__




J.P. Morgan & Co. Incorporated
60 Wall Street
New York, NY 10260


Attention:  ___________________

          Re:  Distribution Agreement dated as of         , 1995
               (the "Distribution Agreement")
               ---------------------------------------------------

     The undersigned agrees to purchase your Medium-Term Notes, Series A having the following terms:

     Specified Currency:__________________________________

     Principal Amount:____________________________________

     Original Issue Date:_________________________________

     Settlement Date, Time
        and Place:________________________________________

     Maturity Date:_______________________________________

     Purchase Price: ____% of Principal Amount, plus accrued interest, if nay, from Settlement Date

     Price to Public: ____% of Principal Amount, plus accrued interest, if any, from Settlement Date

     Redemption Date (Dates):                  , commencing



     Initial Redemption Price:

     Annual Redemption Price decrease:

     Repayment Date (Dates):

     Repayment Price:

     Initial accrual period OID:

     Original Yield to Maturity

                    [(For Fixed Rate Notes)

     Interest Rate:________________________

     Applicability of modified payment
        upon acceleration:

     If yes, state issue price:

     Amortization schedule:                       ]



            [(For Floating Rate Notes)

     Initial Interest Rate:____________________

     Interest Rate Basis (Commercial Paper, LIBOR,
        Treasury, ___________) : __________________

     Index Maturity (30, 60, 90 days, 6 months, 1 year, other): __________________________

     Interest Reset Period (monthly, quarterly, semiannually, annually): ____________________

     Interest Payment Period (monthly, quarterly, semiannually, annually): ____________________

     Spread: _________________ points (+/-)

     Spread Multiplier: ______________%

     Maximum Interest Rate: __________%

     Minimum Interest Rate: __________%



     Initial Interest Reset Date:_____________________

     Interest Reset Dates:____________________________

     Interest Determination Dates:____________________

     Interest Payment Dates:__________________________

     Calculation Agent:                               ]

     Other terms of Securities:

     Provisions relating to underwriter
        default, if any:


          The provisions of Sections 1, 2(b) and 2(d) and 4 through 7, 10, 11, 12 and 15 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

          This Agreement is subject to termination in our absolute discretion on the terms incorporated by referenced herein. If this Agreement is so terminated, the provisions set forth in the last sentence of Section 8 of the Distribution Agreement shall survive for the purpose of this Agreement.

          [The certificate referred to in Section 4(h) of the Distribution Agreement, the opinion referred to in Section 4(f) of the Distribution Agreement and the accountants' letter referred to in Section 4(g) of the Distribution will be required.]


                                   J.P. Morgan Securities Inc.

                                   By:_________________________
                                        (Title)

Accepted:

J.P.Morgan & Co. Incorporated

By:________________________
   (Title)